Exhibit 10.4

AMENDMENT TO THE PEDIATRIX MEDICAL GROUP, INC.
1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

This amendment, made this 21st day of June, 2007 by Pediatrix Medical Group, Inc. (hereinafter called the “Company”).

WITNESSETH:

WHEREAS, the Company did establish the 1996 Pediatrix Medical Group, Inc. Qualified Employee Stock Purchase Plan effective as of April 1, 1996, which plan was amended and restated in its entirety effective as of October 1, 2006 (as so amended and restated, the “Plan”); and

WHEREAS, pursuant to the terms of the Plan, on each Purchase Date for each Purchase Period under the Plan, shares of the Company’s common stock are to be purchased on the open market or from the Company for each Participant with the accumulated Participant payroll deductions elected by the Participant and made by the Company for the Purchase Period; and

WHEREAS the current Purchase Period is the three month period ending June 30, 2007 and the Purchase Date for that Purchase Period would be the first Business Day after June 30, 2007; and

WHEREAS because the Company has not yet filed its Annual Report on Form 10-K for the year ended 2006, the registration statement on Form S-8 pursuant to which shares issued pursuant to the Plan have been registered (the “Form S-8”) is not current and the Company may not issue and sell shares thereunder; and

WHEREAS as a result of the foregoing, it is not contemplated that shares of the Company’s common stock will be able to be purchased pursuant to the Plan on the first Business Day after June 30, 2007; and

WHEREAS the Company wants to suspend purchases pursuant to the Plan until such time as the Form S-8 for the Plan has been updated in accordance with the requirements of the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission thereunder; and

WHEREAS the Company wants to provide participants with various options regarding the disposition of the amounts held by the Company as a result of payroll deductions for the Purchase Period ending June 30, 2007 and any other Purchase Periods with respect to which a Form S-8 is not effective on what otherwise would be the Purchase Date for that Purchase Period; NOW THEREFORE, pursuant to Section 17 thereof, the Plan is hereby amended, effective as of January 1, 2007, as follows:

1. The definition of Purchase Date is hereby amended to read as follows:

“PURCHASE DATE — each March 31, June 30, September 30, and December 31, or if such date is not a Business Day the first Business Day, after the end of each Purchase Period on which it is administratively possible to do the purchase; provided however that unless a Registration Statement on Form S-8 with respect to the shares of Common Stock to be issued and sold under the Plan contains current information in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder as determined by the General Counsel of the Company (a “Current S-8”) on the date that otherwise would be a Purchase Date, no purchase shall be made on that date and instead the amounts withheld by payroll deduction shall be carried over into the next Purchase Period and, if and to the extent not withdrawn pursuant to the provisions of this Plan, the Purchase Date for those carried over amounts shall be the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.”

2. Section 6 of the Plan is hereby amended by adding the following at the end thereof:

“In the event that shares of Common Stock are not purchased under the Plan on a Purchase Date because a Current S-8 is not available on that Purchase Date, then the Company shall permit Participants to elect any of the following:

(i) to cease to have any additional payroll deductions made until such time as a Current S-8 is available, but to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available;

(ii) to withdraw all payroll deductions and cease future payroll deductions until such time as a Current S-8 is available; or

(iii) to continue to have payroll deductions taken and to have any payroll deductions that are not used to purchase shares on the Purchase Date because a Current S-8 is not available on that Purchase Date carried over to the next Purchase Period and used to purchase shares on the fifth Business Day immediately following the date on which a Current S-8 thereafter is first available.

Notwithstanding anything in the second paragraph of Section 9 hereof to the contrary, a Participant who elects to cease payroll deductions during a Purchase Period pursuant to the foregoing clauses (i) or (ii) shall be eligible to participate again in the first Purchase Period that immediately follows the one in which he or she ceased deductions and/or withdrew prior payroll deductions.”

3. In all other respects, the Plan shall remain unchanged by this Amendment.

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